  As filed with the Securities and Exchange Commission on August 6, 2001

                                                      Registration No. 333-64682
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
                        CATALYTICA ENERGY SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                                ---------------

            Delaware                            3629                         77-0410420
 (State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                ---------------
                                Craig N. Kitchen
                     President and Chief Executive Officer
                        Catalytica Energy Systems, Inc.
                               430 Ferguson Drive
                            Mountain View, CA 94043
                                 (650) 960-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                   COPIES TO:

        Larry W. Sonsini                       Robert E. Buckholz, Jr.
          Brian C. Erb                           Sullivan & Cromwell
        Martin W. Korman                           125 Broad Street
Wilson Sonsini Goodrich & Rosati                  New York, NY 10004
    Professional Corporation                        (212) 558-4000
       650 Page Mill Road
      Palo Alto, CA 94304
         (650) 493-9300

                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed       Proposed
 Title of Each Class of    Number of       Maximum        Maximum       Amount of
    Securities to be      Shares to be  Offering Price   Aggregate     Registration
       Registered        Registered(1)   Per Unit(2)   Offering Price     Fee(3)
-----------------------------------------------------------------------------------
Common Stock...........    5,750,000        $19.38      $111,435,000     $27,859

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes 750,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(3) Amount previously paid.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Explanatory Note


   This Amendment is for the sole purpose of filing amended exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

   Nature of Expense                                                   Amount
   -----------------                                                 ----------
   SEC Registration Fee............................................. $   27,859
   NASD Filing Fee..................................................     11,644
   Nasdaq National Market Listing Fee...............................     35,000
   Accounting Fees and Expenses.....................................    350,000
   Legal Fees and Expenses..........................................    600,000
   Printing Expenses................................................    250,000
   Blue Sky Qualification Fees and Expenses.........................     50,000
   Transfer Agent's Fee.............................................     25,000
   Miscellaneous....................................................    100,000
                                                                     ----------
     Total.......................................................... $1,449,503
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and executive officers that require Catalytica Energy Systems among other things to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to maintain officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

   Since May 1997, we have sold and issued the following securities:

   1. Since our incorporation in July 1995, we have from time to time issued, and as of May 31, 2001, there remain outstanding, options to purchase an aggregate of 1,648,727 shares of common stock with exercise prices ranging from $0.40 to $30.00 per share. Since our incorporation, options to purchase 220,173 shares of common stock have been exercised for aggregate consideration of $459,938.

   2. In January 1998, we issued to Enron Ventures Corp. (a subsidiary of Enron Corp.) a total of 1,339,286 shares of Series B preferred stock for aggregate consideration of $30,000,000. This transaction also conveyed to Enron Ventures Corp. a three-year option to purchase up to an additional 535,715 shares of Series B preferred stock for $14.4 million, and a right to purchase shares in certain future offerings. All of the shares of Series B preferred stock and the options to purchase addition stock were to Sundance Assets, L.P., an affiliate of Enron Corp. Under the omnibus agreement with Sundance Assets, the option could have been exercised on a cashless basis beginning after December 25, 2000. In January 14, 2001, this option expired unexercised. On

December 15, 2000, all shares of Series B preferred stock were converted into 1,342,889 shares of our common stock.

   There were no underwriters employed in connection with any of the items set forth in Item 15.

   The issuances of securities described in Item 15(1) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans approved by the registrant's board of directors. With respect to the grant of stock options described in Item 15(1), an exemption from registration was unnecessary in that none of the transactions involved a "sale" of securities as this term is used in Section 2(3) of the Securities Act. The issuances of securities described in
Item 15(2) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 Exhibit
  Number                               Description
 -------                               -----------
  1.1**   Form of Underwriting Agreement

  2.1(3) Assignment and Assumption Agreement between Catalytica, Inc. and the registrant effective as of July 25, 1995.

  2.2(2) Employee Matters Agreement between Catalytica, Inc. and the registrant.

  2.3(2)  Master Trademark Ownership and License Agreement between Catalytica,
           Inc. and the registrant.

  2.4(2) Tax Sharing Agreement between Catalytica, Inc., Synotex, Inc. and the registrant.

  2.5(2) Master Confidential Disclosure Agreement between Catalytica, Inc. and the registrant.

  2.6(3) Cross-License Agreement between Catalytica, Inc. and the registrant effective as of July 1995.

  2.7(3)  Cross-License Agreement between Catalytica Advanced Technologies,
           Inc. and Catalytica, Inc. dated July 1995.

  2.8(2)  Indemnification Agreement among Catalytica, Inc. and the registrant.

  2.9(2) Master Transitional Services Agreement between Catalytica, Inc. and the registrant.

  2.10(2) Real Estate Matters Agreement between Catalytica, Inc. and the registrant.

  2.11(2) Master Separation Agreement between Catalytica, Inc. and the registrant.

  3.1(2)  Amended and Restated Certificate of Incorporation.

  3.2(3)  Amended and Restated Bylaws.

  4.1(2)  Stock Certificate specimen of the Registrant.

  5.1**   Legal Opinion

 10.1(4) 1995 Catalytica Combustion Systems, Inc. Stock Option Plan with agreements thereunder.

 10.2(3) Promissory Notes and security documents issued to registrant from Dennis A. Orwig.

  Exhibit
  Number                                Description
  -------                               -----------
 10.3(3)   Promissory Note from Patrick T. Conroy issued to GENXON Power
            Systems LLC dated November 1997.

 10.4(3)   Promissory Notes from Peter B. Evans issued to registrant both dated
            July 20, 1999.

 10.5(3)   Form of Change of Control Severance Agreements between Ralph A.
            Dalla Betta and Catalytica, Inc. dated May 26, 1999, Ricardo B.
            Levy and Catalytica, Inc. dated April 30, 1999, between Lawrence W.
            Briscoe and Catalytica, Inc. dated May 5, 1999, and between Dennis
            A. Orwig and Catalytica, Inc. dated April 15, 1999.

 10.6(5)   Limited Liability Company Operating Agreement of GENXON Power
            Systems, LLC, dated October 21, 1996.

 10.7(6)   Amendment No. 1, dated December 4, 1997, to the Operating Agreement of GENXON Power Systems, LLC.

 10.8(7)+  Agreement, dated as of July 18, 1988, between Catalytica, Inc. and
            Tanaka Kikinzoku Kogyo K.K.

 10.9(8)+  Agreement, dated as of January 31, 1995, between Catalytica, Inc.
            and Tanaka Kikinzoku Kogyo K.K.

 10.10(3)  Series B Preferred Stock Purchase Agreement, dated December 9, 1997, between Catalytica, Inc., Enron Ventures Corp. and the registrant.

 10.11(3)  Omnibus Agreement, dated August 29, 2000, by and among Catalytica,
            Inc., Sundance Assets, L.P., Enron North America Corp. and the registrant.

 10.12(2)+ Collaborative Commercialization and License Agreement among General
            Electric Co., GENXON Power System, LLC and the registrant dated as of November 19, 1998.

 10.13(3)  Letter Agreement with Craig N. Kitchen dated June 6, 2000.

 10.14(3)  Letter Agreement with Peter B. Evans dated March 26, 1999.

 10.15(3)  Letter Agreement with Lawrence W. Briscoe dated June 3, 1994.

 10.16(3)  Form of Indemnification Agreement for directors of the registrant.

 10.17(3)  Registration Rights Agreement between Morgan Stanley Dean Witter
            Capital Partners and its affiliates and the registrant.

 10.18(3)  Employee Stock Purchase Plan of the Registrant.

 10.19(3)  Letter Agreement with Dennis S. Riebe dated August 29, 2000.

 10.20(3)  Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000).

 10.21(1)  Letter Agreement with Ronald L. Alto dated February 16, 2001.

 10.22(1)  Consulting Agreement with Jackie Cossmon dated December 16, 2000.

 10.23(1)  Share Transfer Agreement between the Registrant and JSB Asset, LLC dated December 15, 2000.

 10.24(1)  Stock Purchase Warrant Agreement between the Registrant and Glaxo
            Wellcome, Inc. dated December 15, 2000.

 10.25**   Consulting Agreement with John A. Urquhart dated January 1, 2001.

 10.26++   Technology Development and Transfer Agreement between Kawasaki Heavy
            Industries, Ltd. and Registrant dated December 13, 2000.

 10.27++   Xonon Module Supply Agreement, dated December 13, 2000, by and among
            Kawasaki Heavy Industries, Ltd and Registrant.

 Exhibit
 Number                                Description
 -------                               -----------
 10.28** Form of Change of Control Severance Agreements between Patrick T.
          Conroy and the Registrant dated April 5, 2001, Dennis S. Riebe and the Registrant dated April 5, 2001, Craig N. Kitchen and the
          Registrant dated April 5, 2001, and Ralph A. Dalla Betta and the
          Registrant dated April 17, 2001.

 10.29** Lease Agreement between GH Tech I L.L.C. and the Registrant dated June
          22, 2001.

 21.1(3) Subsidiaries of Registrant.

 23.1**  Independent Auditors' Consent of Ernst & Young LLP.

 23.2**  Independent Accountants' Consent of PricewaterhouseCoopers LLP.

 23.3**  Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit
          5.1).

 24.1**  Power of Attorney.

--------

 **  Previously filed

 +  Confidential treatment has been granted for portions of these agreements.

++  Confidential treatment has been requested for portions of these agreements.

(1) Incorporated by reference to exhibits filed with our Form 10-K for the year ended December 31, 2000 (Commission File No. 000-31953).

(2) Incorporated by reference to exhibits filed with our Post Effective Amendment No. 1 to Form S-1 (Commission File No. 333-44772).

(3) Incorporated by reference to exhibits filed with our registration statement on Form S-1 (Commission File No. 333-44772).

(4) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 0-20966).

(5) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1996 (Commission File No. 0-20966).

(6) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20966).

(7) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Registration Statement on Form S-1 (Registration Statement No. 33-55696).

(8) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1994 (Commission File No. 0-20966).

ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 6, 2001.


                                          CATALYTICA ENERGY SYSTEMS, INC.
                                          (Registrant)

Dated: August 6, 2001                             /s/ Craig N. Kitchen

                                          By: _________________________________
                                                    Craig N. Kitchen
                                              President and Chief Executive
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signature                           Title                  Date
              ---------                           -----                  ----

          Craig N. Kitchen *          President, Chief Executive    August 6, 2001
 ____________________________________  Officer (Principal
           Craig N. Kitchen            Executive Officer) and
                                       Director

          Ricardo B. Levy *           Chairman of the Board         August 6, 2001
 ____________________________________
           Ricardo B. Levy

          Dennis S. Riebe *           Chief Financial Officer       August 6, 2001
 ____________________________________  (Principal Accounting and
           Dennis S. Riebe             Financial Officer)

         William B. Ellis *           Director                      August 6, 2001
 ____________________________________
           William B. Ellis


             Signature                           Title                  Date
             ---------                           -----                  ----

        Howard I. Hoffen *           Director                      August 6, 2001
____________________________________
          Howard I. Hoffen

          Ernest Mario *             Director                      August 6, 2001
____________________________________
            Ernest Mario

       Frederick M. O'Such *         Director                      August 6, 2001
____________________________________
        Frederick M. O'Such

        John A. Urquhart  *          Director                      August 6, 2001
____________________________________
          John A. Urquhart


         /s/ Craig N. Kitchen
*By:_________________________________
           Craig N. Kitchen
           Attorney-in-fact

                                 EXHIBIT INDEX


 Exhibit
  Number                               Description
 -------                               -----------
  1.1**   Form of Underwriting Agreement

  2.1(3) Assignment and Assumption Agreement between Catalytica, Inc. and the registrant effective as of July 25, 1995.

  2.2(2) Employee Matters Agreement between Catalytica, Inc. and the registrant.

  2.3(2)  Master Trademark Ownership and License Agreement between Catalytica,
           Inc. and the registrant.

  2.4(2) Tax Sharing Agreement between Catalytica, Inc., Synotex, Inc. and the registrant.

  2.5(2) Master Confidential Disclosure Agreement between Catalytica, Inc. and the registrant.

  2.6(3) Cross-License Agreement between Catalytica, Inc. and the registrant effective as of July 1995.

  2.7(3)  Cross-License Agreement between Catalytica Advanced Technologies,
           Inc. and Catalytica, Inc. dated July 1995.

  2.8(2)  Indemnification Agreement among Catalytica, Inc. and the registrant.

  2.9(2) Master Transitional Services Agreement between Catalytica, Inc. and the registrant.

  2.10(2) Real Estate Matters Agreement between Catalytica, Inc. and the registrant.

  2.11(2) Master Separation Agreement between Catalytica, Inc. and the registrant.

  3.1(2)  Amended and Restated Certificate of Incorporation.

  3.2(3)  Amended and Restated Bylaws.

  4.1(2)  Stock Certificate specimen of the Registrant.

  5.1**   Legal Opinion

 10.1(4) 1995 Catalytica Combustion Systems, Inc. Stock Option Plan with agreements thereunder.

 10.2(3) Promissory Notes and security documents issued to registrant from Dennis A. Orwig.

 10.3(3)  Promissory Note from Patrick T. Conroy issued to GENXON Power Systems
           LLC dated November 1997.

 10.4(3)  Promissory Notes from Peter B. Evans issued to registrant both dated
           July 20, 1999.

 10.5(3)  Form of Change of Control Severance Agreements between Ralph A. Dalla
           Betta and Catalytica, Inc. dated May 26, 1999, Ricardo B. Levy and
           Catalytica, Inc. dated April 30, 1999, between Lawrence W. Briscoe and Catalytica, Inc. dated May 5, 1999, and between Dennis A. Orwig and Catalytica, Inc. dated April 15, 1999.

 10.6(5)  Limited Liability Company Operating Agreement of GENXON Power
           Systems, LLC, dated October 21, 1996.

 10.7(6) Amendment No. 1, dated December 4, 1997, to the Operating Agreement of GENXON Power Systems, LLC.

 10.8(7)+ Agreement, dated as of July 18, 1988, between Catalytica, Inc. and
           Tanaka Kikinzoku Kogyo K.K.

 10.9(8)+ Agreement, dated as of January 31, 1995, between Catalytica, Inc. and
           Tanaka Kikinzoku Kogyo K.K.

 10.10(3) Series B Preferred Stock Purchase Agreement, dated December 9, 1997, between Catalytica, Inc., Enron Ventures Corp. and the registrant.

  Exhibit
  Number                                Description
  -------                               -----------
 10.11(3)  Omnibus Agreement, dated August 29, 2000, by and among Catalytica,
            Inc., Sundance Assets, L.P., Enron North America Corp. and the
            registrant.

 10.12(2)+ Collaborative Commercialization and License Agreement among General
            Electric Co., GENXON Power System, LLC and the registrant dated as of November 19, 1998.

 10.13(3)  Letter Agreement with Craig N. Kitchen dated June 6, 2000.

 10.14(3)  Letter Agreement with Peter B. Evans dated March 26, 1999.

 10.15(3)  Letter Agreement with Lawrence W. Briscoe dated June 3, 1994.

 10.16(3)  Form of Indemnification Agreement for directors of the registrant.

 10.17(3)  Registration Rights Agreement between Morgan Stanley Dean Witter
            Capital Partners and its affiliates and the registrant.

 10.18(3)  Employee Stock Purchase Plan of the Registrant.

 10.19(3)  Letter Agreement with Dennis S. Riebe dated August 29, 2000.

 10.20(3)  Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000).

 10.21(1)  Letter Agreement with Ronald L. Alto dated February 16, 2001.

 10.22(1)  Consulting Agreement with Jackie Cossmon dated December 16, 2000.

 10.23(1)  Share Transfer Agreement between the Registrant and JSB Asset, LLC dated December 15, 2000.

 10.24(1)  Stock Purchase Warrant Agreement between the Registrant and Glaxo
            Wellcome, Inc. dated December 15, 2000.

 10.25**   Consulting Agreement with John A. Urquhart dated January 1, 2001.

 10.26++   Technology Development and Transfer Agreement between Kawasaki Heavy
            Industries, Ltd. and Registrant dated December 13, 2000.

 10.27++   Xonon Module Supply Agreement, dated December 13, 2000, by and among
            Kawasaki Heavy Industries, Ltd and Registrant.

 10.28**   Form of Change of Control Severance Agreements between Patrick T.
            Conroy and the Registrant dated April 5, 2001, Dennis S. Riebe and the Registrant dated April 5, 2001, Craig N. Kitchen and the
            Registrant dated April 5, 2001, and Ralph A. Dalla Betta and the
            Registrant dated April 17, 2001.

 10.29**   Lease Agreement between GH Tech I L.L.C. and the Registrant dated
            June 22, 2001.

 21.1(3)   Subsidiaries of Registrant.

 23.1**    Independent Auditors' Consent of Ernst & Young LLP.

 23.2**    Independent Accountants' Consent of PricewaterhouseCoopers LLP.

 23.3**    Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit
            5.1).

 24.1**    Power of Attorney.

--------
 ** Previously filed.

 +  Confidential treatment has been granted for portions of these agreements.

++  Confidential treatment has been requested for portions of these agreements.

(1) Incorporated by reference to exhibits filed with our Form 10-K for the year ended December 31, 2000 (Commission File No. 000-31953).

(2) Incorporated by reference to exhibits filed with our Post Effective Amendment No. 1 to Form S-1 (Commission File No. 333-44772).

(3) Incorporated by reference to exhibits filed with our registration statement on Form S-1 (Commission File No. 333-44772).

(4) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 0-20966).

(5) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1996 (Commission File No. 0-20966).

(6) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20966).

(7) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Registration Statement on Form S-1 (Registration Statement No. 33-55696).

(8) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1994 (Commission File No. 0-20966).